EXHIBIT 21

SUBSIDIARIES

Owned Directly by Laboratory Corporation of America Holdings:

Name                                          Jurisdiction of Organization
---------------------------------             -----------------------------
LabCorp Delaware, Inc.                               Delaware
LabCorp, BVBA                                        Belgium
Lab Delivery Service of
     New York City, Inc.                             New York
Laboratory Corporation of America                    Delaware
Viro-Med Laboratories, Inc.                          Minnesota
National Genetics Institute                          California
LabCorp Limited                                      United Kingdom
Path Lab Holdings, Inc.                              Delaware
Center for Genetic Services, Inc.                    Texas
Clipper Holdings, Inc.                               Delaware
DIANON Systems, Inc.                                 Delaware


Owned Directly by Laboratory Corporation of America:

PoisonLab, Inc.                                      California


Owned Directly by Path Lab Holdings, Inc.:

LTC Services & Holdings, Inc.                        New Hampshire


Owned Directly by LTC Services & Holdings, Inc.:

Path Lab, Inc.                                       New Hampshire
MWorld, Inc.                                         New York


Owned Directly by Path Lab, Inc.:

Medical Management Services, Inc.                    Vermont


Owned Directly By Medical Management Services, Inc.:

Springfield Medical Laboratory, Inc.                 Vermont


Owned Directly by Clipper Holdings, Inc.:

3065619 Nova Scotia Company                          Nova Scotia

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Owned Directly by 3065619 Nova Scotia Company:

Name                                          Jurisdiction of Organization
---------------------------                  -----------------------------

Dynacare Company                                      Nova Scotia


Owned by Dynacare Company:

ExecMed Health Services Inc.                          Ontario
896988 Ontario Inc.                                   Ontario
Dynacare Realty Inc.                                  Ontario
Dynacare Laboratories Limited Partnership (1)         Ontario
Dynacare G.P. Inc.                                    Ontario
Dynacare Financing GP (2)                             Delaware
3065703 Nova Scotia                                   Nova Scotia
Dynacare Holdco LLC                                   Delaware

Owned By Dynacare Laboratories Limited Partnership:

Gamma-Dynacare Medical Laboratories (3)               Ontario


Owned Directly by Gamma-Dynacare Medical Laboratories:

Gamma Leasehold Co., Inc.                             Ontario
Dynacare Gamma Institutional Laboratory Services      Ontario
Ultra-Med Developments Inc.                           Ontario
Gamma Dynacare Leasing Corp.                          Ontario
Dynacare X-Ray Services Limited                       Ontario
RD Belenger & Associates Ltd.                         Ontario
Centre Diagnostique Analab, Inc.                      Quebec


Owned Directly by Dynacare Financing GP:

3033331 Nova Scotia Company                           Nova Scotia


Owned Directly by 3033331 Nova Scotia Company:

Dynacare Delaware Financing LLC                       Delaware


Owned Directly by Dynacare Holdco LLC:

Dynacare Laboratories Inc.                            Delaware

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Owned by Dynacare Laboratories Inc.:

Name                                            Jurisdiction of Organization
------------------------------------           ----------------------------
Dynacare Northwest Inc.                               Washington
Clinical Laboratories Cheyenne                        Wyoming
Dynacare Southwest Laboratories, Inc.                 Delaware
Dynacare Holdings, Inc.                               Delaware
Dynacare Texas Shareholder, Inc.                      Delaware
Dynacare Texas Laboratories, Inc.                     Delaware
Dynacare Laboratory Management, Inc.                  Delaware
LabSouth Inc.                                         Delaware
Dynacare Oklahoma, Inc.                               Delaware
Dynacare Louisiana, Inc.                              Louisiana
Dynacare Mississippi, Inc.                            Delaware
DL/UHS Inc.                                           Delaware

Ownership Interests by Dynacare U.S. Subsidiaries:

SVL, Inc.(4)                                          Wyoming
HH/DL, LP (5)                                         Texas
SW/DL LP (6)                                          Delaware
HHD Genpar, Inc. (7)                                  Texas
Dynacare Louisiana, LLC (8)                           Louisiana
UHS/DL, LP (9)                                        Delaware


Note - All subsidiaries are 100% owned by Laboratory Corporation of
       America Holdings or Subsidiaries of Laboratory Corporation of America Holdings, unless otherwise noted.

(1)  Dynacare Company owns 99.9% of Dynacare Laboratories Limited
     Partnership.  Dynacare GP Inc. owns the remaining 0.1% interest.

(2) Dynacare Company owns 99% of Dynacare Financing GP. 3065703 Nova Scotia owns the remaining 1% interest.

(3) Dynacare Laboratories Limited Partnership owns a 72.99% interest in Gamma-Dynacare Medical Laboratories.

(4)  Owned directly by Dynacare Northwest, Inc.

(5) Dynacare Southwest Laboratories, Inc. owns a 49.5% interest, Dynacare Holdings, Inc. owns a 49.5% interest and HHD Genpar, Inc. owns the remaining 1% interest in HH/DL, LP.

(6) HH/DL, LP owns a 99% interest in SW/DL LP and HHD Genpar, Inc. owns the remaining 1% interest.

(7) Dynacare Holdings, Inc. owns a 50% interest in HHD Genpar, Inc. and Dynacare Texas Shareholder, Inc. owns the remaining 50% interest.

(8)  Dynacare Louisiana, LLC is wholly owned by Dynacare Louisiana, Inc.

(9) Dynacare Laboratory Management, Inc. holds a 49.8% and DL/UHS Inc. holds a 0.2% interest in UHS/DL, LP.